                                                                    EXHIBIT 5(1)

                      [HARRAH'S ENTERTAINMENT LETTERHEAD]

                                  May 5, 1999

Harrah's Entertainment, Inc.
1023 Cherry Road
Memphis, TN 38109

       Re:  Registration Statement on Form S-3 (File No. 333-      );
           589,165 shares of Common Stock, par value $0.10 per share

Ladies and Gentleman:

    I am Vice President and Associate General Counsel of Harrah's Entertainment, Inc., a Delaware corporation (the "Company"). I am providing this opinion in connection with the Company's registration of 589,165 shares of its presently issued and outstanding common stock, par value $0.10 per share (the "Shares"), under the Securities Act of 1933, as amended, on Form S-3 filed with the
Securities and Exchange Commission on May 6, 1999 (File No. 333-      ) (the
"Registration Statement").

    In my capacity as the Company's counsel, I am familiar with the proceedings taken by the Company in connection with its authorization, issuance and sale of the Shares. I have made such legal and factual examinations and inquiries, including an examination of originals or certified copies or otherwise identified to my satisfaction of such documents, corporate records and instruments, including the Company's Amended Certificate of Incorporation and Bylaws, as I have deemed necessary or appropriate for purposes of rendering this opinion.

    I am opining herein as to the effect on the subject transaction only of the federal laws of the United States and the General Corporation Law (including statutory and reported decisional law) of the State of Delaware and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

    Subject to the foregoing, it is my opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

    I hereby consent to the Company's filing of this opinion as an exhibit to the Registration Statement, including any amendments thereto, and further consent to the use of my name and title under the caption "Legal Matters" in the prospectus which is part of the Registration Statement and in any prospectus supplement relating thereto.

                                          Very truly yours,

                                                 /s/ STEPHEN H. BRAMMELL

                                          --------------------------------------

                                                   Stephen H. Brammell
                                           VICE PRESIDENT AND ASSOCIATE GENERAL
                                                         COUNSEL